UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2009

GIGOPTIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-153362	26-2439072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Geng Road

Palo Alto, CA 94301

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (650) 424-1937

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 9, 2009, GigOptix, Inc, a Delaware corporation (“GigOptix” or the “Company”), completed an acquisition of ChipX, Incorporated (“ChipX”), a leading high speed analog semiconductor manufacturer specializing in analog and mixed signal custom Application Specific Integrated Circuits (ASICs). The merger was consummated pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and between GigOptix and ChipX, dated November 9, 2009. The Merger Agreement was approved by the GigOptix board of directors. No vote by the GigOptix stockholders was required. Pursuant to the Merger Agreement, GigOptix acquired ChipX through a reverse triangular merger, whereby a wholly-owned subsidiary of GigOptix merged with and into ChipX, with ChipX as the surviving corporation.

Under the terms of the Merger Agreement certain ChipX stockholders received, in aggregate, 3,540,952 shares of GigOptix common stock, representing approximately 26% of Gigoptix’s common shares, on a fully diluted basis. As part of the Merger Agreement, GigOptix agreed to use commercially reasonable efforts to prepare and file a registration statement under the Securities Act to register these securities. GigOptix also agreed to expand its board of directors to add two directors to be chosen by the ChipX board of directors. A further announcement will be made upon the appointment of these two directors.

ChipX made customary representations and warranties and covenants in the Merger Agreement, including among others (i) not to solicit proposals relating to alternative business combination transactions or, subject to certain exceptions, not to engage in discussions with entities other than the GigOptix concerning alternative business combination transactions, and (ii) subject to certain exceptions, for the ChipX board of directors to recommend that its stockholders approve the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement. In addition, GigOptix entered into a voting agreement with the holders of a majority of the shares of ChipX stock pursuant to which these parties agreed to vote in favor of the merger and the adoption of the Merger Agreement. In total, the holders of more than 98% of the outstanding shares of ChipX accepted the recommendation of the ChipX board of directors and voted in favor of the merger and the adoption of the Merger Agreement.

Upon the closing of the merger, GigOptix assumed $2 million in debt outstanding under a loan and security agreement between ChipX and Bridge Bank, N.A. The Company anticipates amending this loan and security agreement to provide for a $4 million asset-based line of credit from Bridge Bank.

ChipX is a Mixed-Signal ASIC company with the broadest offering of value-added ASIC solutions, including Standard Cell, Structured ASIC and Hybrid ASIC technology. ChipX has expertise in PCI Express, USB 2.0, DDR/DDR2 and data conversion mixed-signal cores; all are silicon proven and certified and they can be integrated in customers’ ASICs. ChipX products are widely used in industrial applications, medical equipment and military/aerospace systems. Headquartered in Santa Clara, CA, ChipX was a privately held corporation, with a research and development subsidiary in Israel.

A copy of the November 9, 2009, press release announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 3.02.	Unregistered Sales of Equity Securities

Pursuant to the Merger Agreement described above in Item 2.01 of this current report, which disclosure is incorporated herein by reference, the Company issued restricted shares of the Company’s common stock to certain stockholders of ChipX in exchange for certain of the ChipX shares of stock held by such stockholders. The issuance of these securities was in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. Based upon the limited number of holders of ChipX common shares, their financial position and sophistication, and the absence of any general solicitation, the transaction was determined not to involve any public offering.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The required financial statements relating to the acquisition of ChipX, Incorporated are not included in this Current Report. The Company will file the required financial statements by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission.

(b) Unaudited Pro Forma Financial Information

The required pro forma financial information is not included in this Current Report. The Company will file the required pro forma financial information by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 9, 2009, by and among GigOptix Inc., Ahoy Acquisition Corporation and ChipX, Incorporated

99.1	Press release dated November 10, 2009

99.2	Form of Voting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC. (Registrant)

Date: November 10, 2009	By:	/S/ DR. AVI KATZ
Dr. Avi Katz Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 9, 2009, by and among GigOptix Inc., Ahoy Acquisition Corporation and ChipX, Incorporated

99.1	Press release dated November 10, 2009

99.2	Form of Voting Agreement